UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2014

SCIO DIAMOND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-166786	45-3849662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 University Ridge Suite D Greenville, SC	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 751-4880

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2014 Scio Diamond Technology Corporation (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement, dated as of April 15, 2014, between the Company and Empire Stock Transfer Inc., as Rights Agent (the “Rights Agreement”).

The Amendment accelerates the expiration of the Company’s common stock purchase rights (the “Rights”) from the close of business on April 15, 2017 to the close of business on June 22, 2014, and the Rights Agreement terminated at that time. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of common stock pursuant to the Rights Agreement expired.

The Amendment is attached hereto as Exhibit 4.1 and is incorporated by reference herein. The foregoing description of the Amendment is qualified in its entirety by reference to such exhibit.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification of the Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

The change in the composition of the board described in Item 5.02 below (as contemplated by the Settlement Agreement, also described below) may, although approved by the board, be deemed to have resulted in a change of “control” of the Company within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended.  Please see Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2014, the Company entered into a settlement agreement (the “Settlement Agreement”) by and among Edward S. Adams, Michael R. Monahan, Gerald McGuire, James Korn, Bruce Likly, Theodorus Strous, and Robert C. Linares, their present and past affiliates, such as Apollo Diamond, Inc., Apollo Diamond Gemstone Corporation, Adams Monahan LLP, Focus Capital Group, Inc. and Oak Ridge Financial Services Group, Inc., family members and spouses (the “Adams Group”), and Thomas P. Hartness, Kristoffer Mack, Paul Rapello, Glen R. Bailey, Marsha C. Bailey, Kenneth L. Smith, Bernard M. McPheely, James Carroll, Robert M. Daisley, Ben Wolkowitz, Craig Brown, Ronnie Kobrovsky, Lewis Smoak, Brian McPheely, Mark P. Sennott, the Sennott Family Charitable Trust, and their affiliates (the “Save Scio Group”), pursuant to which the Company and the Save Scio Group settled the previously pending consent contest for the election of directors. Pursuant to the Settlement Agreement, on June 23, 2014, Messrs. Adams, Strous, Linares and McGuire resigned as directors effective immediately, the Board expanded the size of the Board to 7 directors and appointed Messrs. McPheely, Wolkowitz, Smoak and Leaverton (the “Save Scio Nominees”) to fill all but one of the resulting vacancies. Messrs. Korn and Likly resigned on June 23, 2014 and were immediately reappointed to the Board.  In addition, the Company agreed to nominate each of Messrs. Korn and Likly (the “Adams Group Nominees”) and the Save Scio Nominees for election to the Board at the Company’s 2014 annual meeting of stockholders. Pursuant to the Settlement Agreement, the Adams Group and the Save Scio Group must vote their shares of Common Stock for the other’s nominees for the next three years, and will also have replacement rights in the event these nominees are unable to serve as directors.

The Settlement Agreement contains various other terms and provisions, including with respect to the transfer of (i) one million shares of Common Stock to the Company for cancellation and (ii) one million shares of Common Stock to the Save Scio Group, a portion of which is allocated for reimbursement by the Adams Group of the Save Scio Group’s out-of-pocket expenses in connection with the nomination of the Save Scio Nominees and past litigation involving certain members of the Adams Group and the Save Scio Group (the “Litigation”), the Save Scio Group’s withdrawal of the Litigation, termination of the Save Scio Group’s consent solicitation, and accelerated expiration of the Company’s stockholder Rights Agreement as discussed in Item 1.01 above. The Settlement Agreement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

The foregoing description of the Settlement Agreement pursuant to which the Save Scio Nominees were appointed is qualified in its entirety by reference to such exhibit.

Except for the Settlement Agreement, there were no arrangements or understandings pursuant to which any of Messrs. McPheely, Wolkowitz, Smoak or Leaverton were appointed to the Board, and since the beginning of the last fiscal year, there have been no related party transactions between the Company and any of the director appointees.

Mr. McPheely, age 62, recently retired in December 2012 as President of Hartness International after more than 35 years of service.  A leader in total solutions to the packaging industry, Hartness provides equipment globally to more than 100 countries.  From startup and under Bern’s guidance, Hartness was profitable every quarter since 1982. He spearheaded short and long term strategic planning, including four major company-wide transformations to reposition the Hartness value proposition, product portfolio and go-to-market strategy.  Bern negotiated and executed the sale of Hartness to ITW (Illinois Tool Works) and was responsible for shepherding the transition from a family owned business to a public company.  He has also been responsible for successful synergistic acquisitions.  From 2000-2002 Bern was chairman of the PMMI ($6 billion member packaging association) and currently is on the Board of Directors of Dorner Manufacturing Corp. in Hartland Wisconsin.  Bern was honored by Start Magazine as one of the top ten “CEO Visionaries Who Ignite Technology” and has briefed President Clinton and cabinet members on the state of US business.  Bern previously worked with the US Department of Commerce.  A graduate of The Thunderbird Graduate School of International Management, Bern also received his undergraduate degree from Albion College in Albion

Michigan.  Mr. McPheely was a member of the Board from August 13, 2012 until Mr. McPheely resigned from the Board on May 13, 2013.

Mr. Wolkowitz, age 68, has had an extensive career in finance and economics. Most recently he headed Madison Financial Technology Partners, a consulting firm that advised technology companies on how to position their products for the financial services industry. Previously he was a Managing Director at Morgan Stanley where he had several assignments in the Fixed Income Division over a sixteen-year career. Initially he set up and ran their financial futures brokerage operation, then ran a significant portion of the Fixed Income sales force. He also was the head of Fixed Income Research and as his last assignment, prior to retiring, he managed a $100 million portfolio of technology companies in which Morgan Stanley had made investments.  Prior to joining Morgan Stanley he was with Citicorp where he started and ran their fixed income futures brokerage operation. Before the New York phase of his career Mr. Wolkowitz was with the Board of Governors of the Federal Reserve System where he was in charge of Financial Studies, a department in the Division of Research and Statistics. His team was responsible for analyzing and advising Governors of the Board on financial markets and financial institutions. Mr. Wolkowitz joined the Fed after teaching at Tulane University in the economics department. At that time he was also a consultant to the Urban Institute in Washington, D.C.  Mr. Wolkowitz has written and lectured extensively worldwide on both theoretical and applied topics in economics and finance. In addition he co-authored a book, Bank Capital, and has several articles republished in anthologies on financial and economic topics. Mr. Wolkowitz has a BA cum laude from Queens College and a PhD in economics from Brown University.  Mr. Wolkowitz is also a Town Council Member, Madison N.J. and a member of the Advisory Board of the Great Swamp Watershed Association.  Mr. Wolkowitz headed Madison Financial Technology Partners until December 2011.  Mr. Wolkowitz has had no other employment during the past five years.

Mr. Smoak, age 70, is a founding partner of Ogletree, Deakins, Nash, Smoak & Stewart, which was founded in 1977.  During more than 44 years of representing companies in labor and employment matters, he has personally handled approximately 300 union organizing and decertification campaigns. He has extensive experience in the development and implementation of preventive labor relations programs for clients in all regions of the country.  He is among the one percent of U.S. lawyers listed in The Best Lawyers in America, and has also been selected by his peers for inclusion in the ABA’s College of Labor and Employment Lawyers, and Chambers USA Leading Lawyers in America. Mr. Smoak is the author of three comprehensive nationwide labor relations studies in the construction industry.  He has served on the Greenville (president) and South Carolina State Chambers of Commerce and currently serves on the State Chamber’s Good Government Committee. He has served since 2002 as a member of South Carolina BIPEC’s Board and its Executive Committee since 2004.  He focuses community efforts on early childhood education issues, including service on United Way’s Success by Six Board, and chairing both Greenville County (2001-2003) and the State of South Carolina’s First Steps for School Readiness Board of Trustees (2003-2013).  For his work in early childhood education, he was recognized and received the 2006 Ellis Island Medal of Honor.

Mr. Leaverton, age 58, is the former President of Private Client Group of RBC Wealth Management with management responsibility for more than 2,300 advisors and assets under administration in excess of $200 billion in assets.  Most recently, Mr. Leaverton was the Chief Executive Officer and a director of SNW Securities Corporation (acquired by Piper Jaffray in July, 2013). Karl is currently the Chairman of SNW Asset Management Corporation.  Karl has more than 30 years of financial services experience.  Mr. Leaverton earned a BS in Chemical Environmental Science from the University of Puget Sound and completed the course work for a BA in Economics. He earned a Master of Science degree in Infrastructure Management from Stanford University.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s Board, as constituted immediately prior to the restructuring disclosed in Item 5.02 above, acting by unanimous written consent in lieu of a meeting, and pursuant to the Settlement Agreement, repealed, effective June 23, 2014, any amendments to the Bylaws adopted by the Board without the approval of stockholders after May 13, 2010.  The effect of this repeal is to, among other things:

(i)	revise the provision regarding notice of shareholder meetings;
(ii)	restore the ability of shareholders to act by written consent and to take action without a meeting without advance approval by the Board of Directors;
(iii)	delete a provision regarding adjournments of shareholder meetings;
(iv)

revise the quorum requirement for shareholder meetings so that two persons, rather than the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting, shall constitute a quorum;

(v)

delete a provision stating that a proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power;

(vi)

delete a provision that at all meetings of shareholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect and that all other elections and questions presented to the shareholders at a meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon;

(vii)	delete a provision regarding who will preside at shareholder meetings;
(viii)	modify and delete provisions regarding fixing the record date for the determination of shareholders of record;
(ix)	delete a provision permitting or, if obligated by law, requiring the Company to appoint one or more inspectors of election in advance of any meeting of shareholders;
(x)

delete a provision regarding the conduct of shareholder meetings which includes that the presiding person at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered;

(xi)	remove the requirement for the advance notice of nominations for election to the Board of Directors or for the proposal of business to be considered by shareholders;
(xii)	revise the provision regarding the election and resignation of directors;
(xiii)	modify the provision regarding vacancies on the Board of Directors;
(xiv)	revise the provision regarding director compensation;
(xv)	revise the provision regarding directors acting without a meeting;
(xvi)	revise provisions regarding committees of the Board of Directors;
(xvii)	revise a provision regarding certificates of stock;
(xviii)	modify the indemnification provisions for the Company’s officers, directors, employees and other persons;
(xix)	delete a provision designating the Eighth Judicial District Court of Clark County, Nevada as the exclusive forum for certain actions;
(xx)	delete a provision regarding manner of notices to directors and shareholders;
(xxi)	delete a provision regarding waiver of notice of meetings;
(xxii)

delete a provision requiring the approval by an affirmative vote of not less than two-thirds of the Company’s issued and outstanding shares for (A) the sale, transfer and other disposition of substantially all of the Company’s properties and (B) a merger or consolidation of the Company;

(xxiii)

delete a provision requiring the approval of two-thirds of the directors present at a meeting at which a quorum is present for (A) any voluntary dissolution or liquidation of the Company; (B) the sale of all or substantially all of the assets of the Company and (C) the filing of a voluntary petition of bankruptcy by the Company;

(xxiv)

delete a provision that no director or officer of the Company shall be personally liable to the Company or any of its shareholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (A) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (B) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes; and

(xxv)

delete a provision that any article, section, subsection, subdivision, sentence, clause, or phrase of the Amended and Restated Bylaws which is contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of the Bylaws.

A copy of the amended and restated Bylaws is attached hereto as Exhibit 3.1 and is incorporated by reference herein. The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws
4.1	Amendment No. 1, dated June 22, 2014, to Rights Agreement dated April 15 by and between the Company and Empire Stock Transfer Inc.
99.1	Settlement Agreement, dated June 23, 2014 by and among the Company, the Adams Group and the Save Scio Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION (Registrant)

Date: June 26, 2014	By:	/s/ Bernard M. McPheely
Bernard M. McPheely
Director
(On behalf of the Registrant)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws
4.1	Amendment No. 1, dated June 22, 2014, to Rights Agreement dated April 15 by and between the Company and Empire Stock Transfer Inc.
99.1	Settlement Agreement, dated June 23, 2014 by and among the Company, the Adams Group and the Save Scio Group.